Exhibit 11.(a)

              AMERICAN MAIZE-PRODUCTS COMPANY AND ITS SUBSIDIARIES

                CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE

              For the years ended December 31, 1994, 1993 and 1992
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               ITEM                                         1994                      1993                       1992
               ----                                     ------------              ------------                 --------
Weighted average number of common shares
  outstanding . . . . . . . . . . . . . . . . .           10,245,112                 9,634,622                 6,442,065
                                                        ============              ============                ==========

Income before extraordinary losses and
  cumulative effect of accounting changes . . .         $ 26,945,000              $    214,000               $ 9,995,000
Extraordinary losses from early
  extinguishment of debt. . . . . . . . . . . .                    -                (4,182,000)                        -
Cumulative effect of change in accounting
  for postretirement benefits other than
  pensions and other postemployment
  benefits. . . . . . . . . . . . . . . . . . .                    -               (27,200,000)                        -
Cumulative effect of change in accounting
  for income taxes. . . . . . . . . . . . . . .                    -                         -                 3,016,000
                                                        ------------              ------------               -----------

      Net income (loss) . . . . . . . . . . . .         $ 26,945,000              $(31,168,000)              $13,011,000
                                                        ============              ============               ===========
Primary earnings (loss) per share:
  Income before extraordinary losses and
    cumulative effect of accounting changes . .                $2.63                    $  .02                     $1.55
  Extraordinary losses from early
    extinguishment of debt. . . . . . . . . . .                    -                      (.43)                        -
  Cumulative effect of change in accounting
    for postretirement benefits other than
    pensions and other postemployment
    benefits. . . . . . . . . . . . . . . . . .                    -                     (2.82)                        -
  Cumulative effect of change in accounting
    for income taxes. . . . . . . . . . . . . .                    -                         -                       .47
                                                               -----                    ------                     -----
      Net income (loss) . . . . . . . . . . . .                $2.63                    $(3.23)                    $2.02
                                                               =====                    ======                     =====
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